UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009 (October 7, 2009)

LIZ CLAIBORNE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York,	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

J.C. Penney Corporation, Inc. License Agreement

On October 7, 2009, Liz Claiborne, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with J. C. Penney Corporation, Inc. (the “Licensee”). The License Agreement grants the Licensee an exclusive (subject to limited exceptions) right and license to use the “Liz Claiborne”, “Liz & Co.”, “Claiborne” and “Concepts by Claiborne” trademarks (the “Trademarks”). The License Agreement further grants the Licensee rights to other intellectual and industrial property interests in the merchandise designed by the Company that is offered under the License Agreement and which displays the Trademarks on such merchandise or related packaging (the “Licensed Products”). The scope of the license is (i) worldwide for the manufacture of the Licensed Products; and (ii) for the sale, marketing, merchandising, advertising and promotion of Licensed Products limited to Licensee’s retail stores, catalog and electronic commerce operations in the United States (including the District of Columbia) and Puerto Rico, and United States military installations. The Company will lead the design process, the Licensee will be responsible for sourcing, production, marketing and distribution and they will together merchandise the brand.

The License Agreement term extends through July 31, 2020. Upon receipt of certain consents, the Company agrees to grant the Licensee an option to purchase the Trademarks and the trademarks “Lizwear” and “Liz Claiborne New York” (in each case solely in the United States and Puerto Rico) during the term. The Licensee also has the option to terminate the License Agreement under limited circumstances, including at the end of the sixth contract year. The License Agreement provides for the payment to the Company of guaranteed minimum royalties and excess royalties based on the specific royalty amount on net sales plus gross profit dollars over a specified gross profit rate.

Item 8.01 Other Events
Press Releases

On October 8, 2009, the Company issued a press release announcing that it has entered into license agreements with J.C. Penney Corporation, Inc. and QVC, Inc., granting rights to certain of the Company’s trademarks and other intellectual property rights, attached hereto as exhibit 99.1.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: October 8, 2009	By:	/s/ Nicholas Rubino

	Name: Title:	Nicholas Rubino Senior Vice President, Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 8, 2009.

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